Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-184035) pertaining to the 2012 Long Term Incentive Plan of Sunoco LP, and

Registration Statement (Form S-3 No. 333-192335) of Sunoco LP, as amended of our reports dated February 27, 2015 with respect to the consolidated financial statements of Sunoco LP and the effectiveness of internal control over financial reporting of Sunoco LP included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Houston, Texas
February 27, 2015